UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2008

ADVANCE NANOTECH, INC.
(Exact name of registrant as specified in its charter)

Colorado	011-15499	20-1614256
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Lexington Avenue, 29th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 583-0080

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective January 22, 2008, the Board of Directors of Advance Nanotech, Inc. (the “Company”) has elected Mr. Joseph C. Peters as a member of the Board of Directors. Mr. Peters filled the vacancy created from the resignation of Mr. John Robertson, who resigned from the Board of Directors as of January 22, 2008.

Pursuant to a Director Compensation and Confidential Information Agreement (the “Agreement”), Mr. Peters will be entitled to an annual retainer of $20,000 and compensation of $25,000 per year for any committees on which he services, each paid quarterly in arrears, plus reimbursement of his expenses. In addition, effective as of his election to the Board of Directors, Mr. Peters received a stock grant of 100,000 shares. This Agreement may be terminated by either party upon thirty (30) days' written notice to the other party. Any termination of this Agreement will not adversely affect any rights or obligations that may have accrued to either party prior to the date of termination, including, without limitation, obligations to pay all amounts due and payable thereunder. Following the effective date of termination, the Company will not be responsible for any further payments in any form under the Agreement. The form of Agreement is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference in its entirety.

A press release announcing these appointments was issued on January 23, 2008, a copy of which is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01. Financial Statements and Exhibits.

The following exhibit is included as part of this report:

(d) Exhibits.

No.	Description

10.1	Form of Director Compensation and Confidential Information Agreement.
99.1	Press release dated January 23, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE NANOTECH, INC.

By:	/s/ Magnus R. E. Gittins
Magnus R. E. Gittins Executive Chairman
Dated: January 28, 2008

EXHIBIT LIST

No.	Description

10.1	Form of Director Compensation and Confidential Information Agreement.
99.1	Press release dated January 23, 2008.